AMENDMENT NO. 6 TO
                 THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     AMENDMENT NO. 6 dated as of June 1, 1999 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, Newcourt Commercial Finance Corporation (as successor to AT&T Credit Corporation), General Electric Capital Corporation, First Union National Bank (as successor to CoreStates Bank, N.A.), KMC Telecommunications L.P., and CoreStates Holdings, Inc.

                               W I T N E S S E T H

     WHEREAS, the parties hereto desire to make certain amendments to the Stockholders Agreement;

     NOW,  THEREFORE,  in  consideration  of the premises and for other good and
valuable   consideration  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS; AMENDMENTS TO SECTION 1 OF THE STOCKHOLDERS AGREEMENT. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined. In addition,
Section 1 of the Stockholders Agreement is amended by replacing the existing definitions with those set forth below.

          "PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" means the Preferred Stock Registration Rights Agreement dated as of April 30, 1999 between the Company and First Union Investors, Inc., as amended by Amendment No. 1 dated as of the date hereof.

          "PREFERRED STOCK WARRANT AGREEMENT" means the Warrant Agreement dated as of February 4, 1999 among the Company, The Chase Manhattan Bank, as Warrant Agent, Newcourt Capital USA, Inc., Lucent Technologies Inc. and any Additional Purchasers (as defined therein), as amended by Amendment No. 1 dated as of April 30, 1999, and as further amended by Amendment No. 2 dated as of the date hereof.

          2. AMENDMENTS TO SECTIONS 6.1 OF THE STOCKHOLDERS AGREEMENT. The last sentence of paragraph (g)(ii) of Section 6.1 of the Stockholders Agreement is amended to read as follows:

          6.1 DEMAND REGISTRATIONS.


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          (g) OTHER REGISTRATION RIGHTS.

               (ii) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may grant registration rights to the holders of Series E Preferred Stock and Series F Preferred Stock pursuant to the Preferred Stock Registration Rights Agreement as provided therein.

          3. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF,  the undersigned have executed,  or caused to be executed, this Agreement as of the date first above written.


                                 KMC TELECOM HOLDINGS, INC.


                                 By:/s/ James D. Greenfell
                                    _______________________________
                                    Name:  James D. Greenfell
                                    Title: Chief Financial Officer

                                 NASSAU CAPITAL PARTNERS L.P.

                                 By:  Nassau Capital L.L.C., its General Partner

                                 By:  /s/ John G. Quigley
                                    _____________________________
                                    Name:  John G. Quigley
                                    Title: Member

                                 NAS PARTNERS I L.L.C.


                                 By:  /s/ John G. Quigley
                                    _____________________________
                                    Name:  John G. Quigley
                                    Title: Member


                                 HAROLD N. KAMINE
                                 in his individual capacity


                                 /s/ Harold N. Kamine
                                 ____________________________________
                                 Harold N. Kamine

                                 NEWCOURT COMMERCIAL FINANCE
                                   CORPORATION


                                 By:/s/ John P. Sirico
                                    ______________________________
                                    Name:   John P. Sirico, II
                                    Title:  Vice President

Signature Page to
Amendment No. 6 to the
Amended and Restated
Stockholders Agreement


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                                 FIRST UNION NATIONAL BANK


                                 By:/s/ Pearce Landry
                                    ____________________________
                                      Name:   Pearce A. Landry
                                      Title:  Vice President

                                 CORESTATES HOLDINGS, INC.


                                 By:/s/ Tracey M. Chaffin
                                    _______________________________
                                      Name:  Tracey M. Chaffin
                                      Title:  Vice President

                                 GENERAL ELECTRIC CAPITAL
                                   CORPORATION


                                 By:/s/ M. Mylon
                                    ________________________________
                                      Name:  Mark F. Mylon
                                      Title: Manager-Operating

                                 KMC TELECOMMUNICATIONS L.P.


                                 By:/s/ Gerard M. Russomagno
                                    ________________________________
                                      Name:  Gerard M. Russomagno
                                      Title: General Managing Partner


Signature Page to
Amendment No. 6 to the
Amended and Restated
Stockholders Agreement